Exhibit 99.1
NEWS RELEASE

November 10, 2026	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE, referred to as, “Urban One,” the “Company”, “we”, “our” and/or “us”) today reported its results for the three months ended September 30, 2026. For the three months ended September 30, 2026, net revenue was approximately $88.0 million, a decrease of 5.0% from the same period in 2025. The Company reported an operating loss of approximately $126.6 million for the three months ended September 30, 2026, compared to operating income of approximately $2.5 million for the three months ended September 30, 2025. Broadcast and digital operating income(1) was approximately $19.4 million for the three months ended September 30, 2026, a decrease of $0.5 million from the same period in 2025. Net loss attributable to common stockholders was approximately $119.2 million or $(26.39) per share (basic) for the three months ended September 30, 2026, compared to net loss of $2.8 million or $(0.64)(a) per share (basic) for the same period in 2025. Adjusted EBITDA(2) was approximately $12.3 million for the three months ended September 30, 2026, compared to approximately $14.2 million for the same period in 2025.
Alfred C. Liggins, III, Urban One’s CEO and President stated, “Market conditions in radio continued to adversely impact revenue in the third quarter. We were helped by net political revenue of over $0.8 million in the quarter and the acquisition of stations in our Dallas market, effective July 17th, which contributed an additional $1.9 million of net revenue in the quarter. Net political revenue for the full year is expected to be $8.8 million across all divisions. Weak demand in the Cable TV scatter market shifted more inventory to the direct response category at lower rates in the third quarter. We saw an increase in local digital revenue in our radio markets, but large client attrition and suppressed rates in national direct digital revenue meant significant revenue declines in the overall digital segment. Revised Adjusted EBITDA(2) guide for 2026 is now $40.0 million given the realities of the current advertising marketplace. Management is hyper-focused on cost reductions heading into next year and has identified at least $20.0 million of annualized savings."

PAGE 2 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS	(In thousands, except share data)		(In thousands, except share data)
NET REVENUE	$88,005	$92,677	$251,413	$276,543
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	31,891	34,705	91,670	93,950
Selling, general and administrative, excluding stock-based compensation	46,345	48,993	135,029	148,591
Stock-based compensation	798	365	2,679	1,615
Depreciation and amortization	6,648	6,104	19,009	11,942
Impairment of goodwill, intangible assets and long-lived assets	128,882	—	143,039	136,521
Total operating expenses	214,564	90,167	391,426	392,619
Operating (loss) income	(126,559)	2,510	(140,013)	(116,076)
INTEREST AND INVESTMENT INCOME	14	512	22	2,094
INTEREST EXPENSE	(1,996)	(9,448)	(8,473)	(30,076)
GAIN ON SALE OF BUSINESS	3,219	—	7,890	—
GAIN ON RETIREMENT OF DEBT	—	2,125	2,080	44,009
OTHER (EXPENSE) INCOME, NET	(51)	359	(102)	675
Loss before benefit from income taxes	(125,373)	(3,942)	(138,596)	(99,374)
BENEFIT FROM INCOME TAXES	6,250	1,121	9,394	6,845
NET LOSS	(119,123)	(2,821)	(129,202)	(92,529)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	95	9	168	(55)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(119,218)	$(2,830)	$(129,370)	$(92,474)

Weighted-average shares outstanding - basic(a)	4,517,815	4,436,698	4,479,602	4,463,151
Weighted-average shares outstanding - diluted(a)	4,517,815	4,436,698	4,479,602	4,463,151
(a) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.

PAGE 3 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS
Detailed segment data for the three and nine months ended September 30, 2026 and 2025 is presented in the following tables:

	Three Months Ended September 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$88,005	$36,740	$5,057	$9,578	$37,320	$(690)
Less/(add):
Programming and technical	31,891	11,490	3,176	3,360	14,035	(170)
Sales and marketing	26,571	11,187	2,367	6,373	7,237	(593)
General and administrative	19,774	8,138	587	371	3,353	7,325
Add back/(deduct):
Severance-related costs	403	29	—	379	—	(5)
Other costs	2,097	460	—	—	845	792
Adjusted EBITDA(2)	$12,269	$6,414	$(1,073)	$(147)	$13,540	$(6,465)

	Three Months Ended September 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$92,677	$34,725	$6,147	$12,696	$39,790	$(681)
Less/(add):
Programming and technical	34,705	14,275	3,089	3,238	14,267	(164)
Sales and marketing	28,234	10,699	2,624	8,245	7,161	(495)
General and administrative	20,759	7,011	726	484	3,852	8,686
Add back/(deduct):
Severance-related costs	1,620	1,223	83	35	6	273
Litigation settlement costs(a)	3,078	3,078	—	—	—	—
Other costs	524	77	—	—	—	447
Adjusted EBITDA(2)	$14,201	$7,118	$(209)	$764	$14,516	$(7,988)

PAGE 4 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS

	Nine Months Ended September 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$251,413	$102,552	$14,672	$25,762	$110,473	$(2,046)
Less/(add):
Programming and technical	91,670	34,006	9,462	9,527	39,185	(510)
Sales and marketing	75,368	33,346	5,915	16,858	20,553	(1,304)
General and administrative	59,661	21,503	1,996	1,372	10,890	23,900
Add back:
Severance-related costs	622	128	72	394	—	28
Other costs	3,312	696	—	—	845	1,771
Adjusted EBITDA(2)	$28,648	$14,521	$(2,629)	$(1,601)	$40,690	$(22,333)

	Nine Months Ended September 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$276,543	$104,028	$17,315	$33,162	$124,053	$(2,015)
Less/(add):
Programming and technical	93,950	35,561	9,635	9,692	39,548	(486)
Sales and marketing	85,620	35,634	7,802	21,604	22,088	(1,508)
General and administrative	62,971	20,434	2,487	1,229	11,258	27,563
Add back/(deduct):
Severance-related costs	1,839	1,300	198	37	6	298
Litigation settlement costs(a)	3,078	3,078	—	—	—	—
Other costs (income)	2,099	127	—	2	(1)	1,971
Adjusted EBITDA(2)	$41,018	$16,904	$(2,411)	$676	$51,164	$(25,315)
(a) Non-recurring litigation settlement costs include an approximate $3.1 million charge related to the rate increase for royalties for historical periods due to the Radio Music Licensing Committee's settled litigation with Broadcast Music, Inc. and the American Society of Composers Authors and Publishers in August 2025.

PAGE 5 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
PER SHARE DATA - basic and diluted:	(In thousands, except per share data)		(In thousands, except per share data)
Net loss attributable to common stockholders (basic)(a)	$(26.39)	$(0.64)	$(28.88)	$(20.72)
Net loss attributable to common stockholders (diluted)(a)	$(26.39)	$(0.64)	$(28.88)	$(20.72)

Broadcast and digital operating income(1)	$19,424	$19,958	$56,440	$68,638
Broadcast and digital operating income(1) reconciliation:
Net loss attributable to common stockholders	$(119,218)	$(2,830)	$(129,370)	$(92,474)
Add back/(deduct) certain non-broadcast and digital operating income items included in net loss:
Interest and investment income	(14)	(512)	(22)	(2,094)
Interest expense	1,996	9,448	8,473	30,076
Benefit from income taxes	(6,250)	(1,121)	(9,394)	(6,845)
Corporate selling, general and administrative expenses(b)	9,655	10,979	31,726	34,636
Stock-based compensation	798	365	2,679	1,615
Gain on sale of business	(3,219)	—	(7,890)	—
Gain on retirement of debt	—	(2,125)	(2,080)	(44,009)
Other expense (income), net	51	(359)	102	(675)
Depreciation and amortization	6,648	6,104	19,009	11,942
Net income (loss) attributable to non-controlling interests	95	9	168	(55)
Impairment of goodwill, intangible assets and long-lived assets	128,882	—	143,039	136,521
Broadcast and digital operating income(1)	$19,424	$19,958	$56,440	$68,638

Adjusted EBITDA(2)	$12,269	$14,201	$28,648	$41,018
Adjusted EBITDA(2) reconciliation:
Net loss attributable to common stockholders	$(119,218)	$(2,830)	$(129,370)	$(92,474)
Interest and investment income	(14)	(512)	(22)	(2,094)
Interest expense	1,996	9,448	8,473	30,076
Benefit from income taxes	(6,250)	(1,121)	(9,394)	(6,845)
Depreciation and amortization	6,648	6,104	19,009	11,942
EBITDA(2)	(116,838)	11,089	(111,304)	(59,395)
Stock-based compensation	798	365	2,679	1,615
Gain on sale of business	(3,219)	—	(7,890)	—
Gain on retirement of debt	—	(2,125)	(2,080)	(44,009)
Other expense (income), net	51	(359)	102	(675)
Net income (loss) attributable to non-controlling interests	95	9	168	(55)
Corporate costs(c)	1,252	524	2,467	1,633
Litigation Settlement costs	—	3,078	—	3,078
Severance-related costs	403	1,620	622	1,839
Impairment of goodwill, intangible assets and long-lived assets	128,882	—	143,039	136,521
Other non-recurring expenses	845	—	845	466
Adjusted EBITDA(2)	$12,269	$14,201	$28,648	$41,018

(a) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.
(b) Corporate selling, general and administrative expenses consist of expenses associated with our corporate headquarters and facilities, including personnel as well as other corporate overhead functions.
(c) Corporate costs primarily include professional fees related to the material weakness remediation efforts as well as legal costs related to acquisition activities.

PAGE 6 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS

	As of September 30, 2026	As of December 31, 2025
	(In thousands)
SELECTED CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$18,022	$26,358
Intangible assets, net(a)	146,248	279,653
Total assets	437,563	592,994
Total long-term debt, net	399,453	429,742
Short-term borrowings under the asset-backed facility	22,000	10,000
Total liabilities	537,721	565,760
Total stockholders' equity	(102,958)	24,603
Redeemable non-controlling interests(b)	—	2,631
(a) Intangible assets, net include Goodwill, net, Radio Broadcasting Licenses, net, Other Intangible Assets, net, and Current Portion of Launch Assets, net.
(b) On February 25, 2026, Reach Media closed on the last outstanding amounts of the Put Interest increasing the Company’s interest in Reach Media to 100.0%. Reach Media paid the last of the non-controlling interest shareholders approximately $1.3 million for the 5.4% interest, extinguishing all outstanding amounts.

	As of September 30, 2026	As of December 31, 2025
	(In thousands)
SELECTED LEVERAGE DATA:
10.500% First Lien Senior Secured Notes due 2030(a, c)	$60,600	$60,600
7.625% Second Lien Secured Notes due 2031(a, c)	235,113	291,020
7.375% senior secured notes due February 2028(b)	7,516	11,816
Total principal outstanding on long-term debt	303,229	363,436
Less: Unamortized debt issuance costs	(2,324)	(2,868)
Add: Premium(c)	98,548	69,174
Long-term debt, net	$399,453	$429,742
Short-term borrowings under the asset-backed facility	$22,000	$10,000
(a) The 2030 First Lien Notes and 2031 Second Lien Notes pay interest semiannually on April 1 and October 1 of each year in arrears.
(b) Subsequent to the effectiveness of the supplemental indenture on December 18, 2025, these notes are no longer secured. While these notes are styled as senior secured notes they are no longer secured by collateral. The 2028 Notes pay interest semiannually on February 1 and August 1 of each year in arrears.
(c) The 2030 First Lien Notes and 2031 Second Lien Notes are accounted for under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors.
After giving effect to the outstanding balance, and adjustments to account for the Borrowing Base, the Company's borrowing capacity was approximately $21.2 million as of September 30, 2026 under the Company's current asset-backed lending facility.

PAGE 7 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS
Dispositions and Acquisitions
On April 28, 2026, the Company entered into an agreement to acquire Service Broadcasting Group, LLC (“Service Broadcasting”), including radio stations KKDA and KRNB in Dallas, Texas for $22.0 million, of which $3.3 million was put in escrow. At the same time, the Company also entered into an agreement to sell radio station KZMJ from the Radio Broadcasting segment to Fuzion Dallas, LLC for $6.0 million. The transactions included the transfer of each station’s FCC license and related assets and were subject to approval by the FCC and other customary closing conditions. All stations operated in their current format until the transaction received FCC approval and closed. FCC approval was obtained on June 23, 2026 and the Company completed the sale of KZMJ on July 6, 2026. The Company recognized a gain of $3.2 million on the KZMJ disposition in the third quarter of 2026.
FCC approval was obtained on June 26, 2026 for the Service Broadcasting acquisition. The acquisition, which was completed on July 17, 2026, did not meet the definition of a business, and accordingly was accounted for as an asset acquisition in accordance with Accounting Standards Codification No. 805, Business Combinations. The cost of the acquisition was $22.2 million, including transaction costs of $0.5 million, with the allocation to the assets acquired and liabilities assumed on a relative fair value basis. The intangibles relate to FCC licenses and lease contracts acquired. Under ASC 805-50, no goodwill is recognized. The operating results for Service Broadcasting are included in the condensed consolidated financial statements for the period beginning after the closing on July 17, 2026.
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 8 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS
During the three months ended September 30, 2026, we recognized approximately $88.0 million in net revenue compared to approximately $92.7 million during the three months ended September 30, 2025. These amounts are net of agency commissions. We recognized approximately $36.7 million of revenue from our Radio Broadcasting segment during the three months ended September 30, 2026, compared to approximately $34.7 million during the three months ended September 30, 2025, an increase of approximately $2.0 million. This increase was primarily driven by increased revenue from acquired stations and political campaigns, partially offset by weaker overall market demand from the national and local advertisers. We recognized approximately $5.1 million of revenue from our Reach Media segment during the three months ended September 30, 2026, compared to approximately $6.1 million for the three months ended September 30, 2025, a decrease of approximately $1.0 million. This decrease was primarily driven by lower demand and overall network audio market decline. We recognized approximately $9.6 million of revenue from our Digital segment during the three months ended September 30, 2026, compared to approximately $12.7 million for the three months ended September 30, 2025, a decrease of approximately $3.1 million. This decrease was primarily driven by reduced demand for diversity, equity and inclusion-focused spend and lower effective rates on campaigns. We recognized approximately $37.3 million of revenue from our Cable Television segment during the three months ended September 30, 2026, compared to approximately $39.8 million for the three months ended September 30, 2025, a decrease of approximately $2.5 million. This decrease was primarily driven by the churn of subscribers and lower advertising rates.
The following charts indicate the sources of our net revenues for the three and nine months ended September 30, 2026:

	Three Months Ended September 30,
	2026	2025	$ Change	% Change

	(In thousands, unaudited)
Net revenue:
Radio advertising	$38,059	$38,123	$(64)	(0.2)%
Political advertising	843	201	642	*NM
Digital advertising	9,532	12,685	(3,153)	(24.9)%
Cable Television advertising	21,429	22,674	(1,245)	(5.5)%
Cable Television affiliate fees	15,880	17,089	(1,209)	(7.1)%
Event revenues & other	2,262	1,905	357	18.7%
Net revenue	$88,005	$92,677	$(4,672)	(5.0)%
*NM - Not meaningful.

	Nine Months Ended September 30,
	2026	2025	$ Change	% Change

	(Unaudited)
	(In thousands, unaudited)
Net revenue:
Radio advertising	$104,915	$112,967	$(8,052)	(7.1)%
Political advertising	2,986	594	2,392	*NM
Digital advertising	25,702	33,148	(7,446)	(22.5)%
Cable Television advertising	61,297	71,076	(9,779)	(13.8)%
Cable Television affiliate fees	49,043	52,867	(3,824)	(7.2)%
Event revenues & other	7,470	5,891	1,579	26.8%
Net revenue	$251,413	$276,543	$(25,130)	(9.1)%
*NM - Not meaningful.

PAGE 9 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets, were approximately $78.2 million for the three months ended September 30, 2026, compared to approximately $83.7 million for the comparable period in 2025. Operating expenses were down by approximately 6.5%, driven mainly by non-recurring music license settlement costs recorded during the three months ended September 30, 2025. Decreases in revenue-related variable expenses such as traffic acquisition costs, commissions, marketing, affiliate station compensation and research related expenses were partially offset by increases across expense categories attributable to station acquisitions.
Impairment of goodwill, intangible assets and long-lived assets was approximately $128.9 million during the three months ended September 30, 2026. The Company recorded an impairment charge of approximately $62.5 million related to radio broadcasting licenses, $25.4 million related to the Radio Broadcasting reporting unit, and $40.9 million related to the Cable Television reporting unit during the three months ended September 30, 2026.
Depreciation and amortization expense was approximately $6.6 million for the three months ended September 30, 2026, compared to approximately $6.1 million for the three months ended September 30, 2025, an increase of approximately $0.5 million. This increase is primarily driven by amortization of intangible assets acquired in the 2026 station acquisitions.
Interest expense was approximately $2.0 million for the three months ended September 30, 2026, compared to approximately $9.4 million for the three months ended September 30, 2025, a decrease of approximately $7.4 million. This decrease was due to lower overall debt balances outstanding and lower effective interest rates. The Company recognized interest expense using an effective interest rate of approximately 5.27% on the 2030 First Lien Notes, 0.15% on the 2031 Second Lien Notes, and 7.71% on the 2028 Notes for the three months ended September 30, 2026. The effective interest rates on the 2030 First Lien Notes and 2031 Second Lien Notes differ from the contractual interest payment primarily as a result of the accounting for these debt instruments under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors.
For the three months ended September 30, 2026, we recorded a benefit from income taxes of approximately $6.3 million on the pre-tax loss of approximately $125.4 million resulting in an actual effective tax rate of 5.0%. For the three months ended September 30, 2025, we recorded a benefit from income taxes of approximately $1.1 million on pre-tax loss of approximately $3.9 million resulting in an actual effective tax rate of 28.4%. The Company paid income taxes of approximately $34 thousand and $72 thousand for the three months ended September 30, 2026 and 2025, respectively.
Other pertinent financial information includes capital expenditures of approximately $1.1 million and $3.1 million for the three months ended September 30, 2026 and 2025, respectively. The decrease in capital expenditures is primarily driven by the prior-year build-out of a studio in the Indianapolis radio market.
During the three months ended September 30, 2026 the Company repurchased $0.2 million or 55,073 shares of its Class D Common Stock at an average price of $4.39 per share. During the three months ended September 30, 2025, the Company repurchased $0.3 million or 17,659 shares of its Class A Common Stock at an average price of $17.49 per share. During the three months ended September 30, 2025, the Company repurchased $0.5 million or 69,049 shares of its Class D Common Stock at an average price of $7.22 per share.

PAGE 10 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS
Supplemental Financial Information:
For comparative purposes, the following more detailed statements of operations for the three and nine months ended September 30, 2026 are included.

	Three Months Ended September 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$88,005	$36,740	$5,057	$9,578	$37,320	$(690)
OPERATING EXPENSES:
Programming and technical	31,891	11,490	3,176	3,360	14,035	(170)
Selling, general and administrative	46,345	19,325	2,954	6,744	10,590	6,732
Stock-based compensation	798	54	13	25	170	536
Depreciation and amortization	6,648	5,386	4	377	675	206
Impairment of goodwill, intangible assets and long-lived assets	128,882	87,955	—	—	40,927	—
Total operating expenses	214,564	124,210	6,147	10,506	66,397	7,304
Operating loss	(126,559)	(87,470)	(1,090)	(928)	(29,077)	(7,994)
INTEREST AND INVESTMENT INCOME	14	—	—	—	—	14
INTEREST EXPENSE	(1,996)	(2)	—	—	—	(1,994)
GAIN ON SALE OF BUSINESS	3,219	3,219	—	—	—	—
OTHER EXPENSE, NET	(51)	(51)	—	—	—	—
Loss before benefit from (provision for) income taxes	(125,373)	(84,304)	(1,090)	(928)	(29,077)	(9,974)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	6,250	15,515	206	106	5,378	(14,955)
NET LOSS	(119,123)	(68,789)	(884)	(822)	(23,699)	(24,929)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	95	95	—	—	—	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(119,218)	(68,884)	(884)	(822)	(23,699)	(24,929)
Adjusted EBITDA(2)	$12,269	$6,414	$(1,073)	$(147)	$13,540	$(6,465)

PAGE 11 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS

	Three Months Ended September 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$92,677	$34,725	$6,147	$12,696	$39,790	$(681)
OPERATING EXPENSES:
Programming and technical	34,705	14,275	3,089	3,238	14,267	(164)
Selling, general and administrative	48,993	17,710	3,350	8,729	11,013	8,191
Stock-based compensation	365	141	23	48	7	146
Depreciation and amortization	6,104	4,807	37	393	689	178
Total operating expenses	90,167	36,933	6,499	12,408	25,976	8,351
Operating income (loss)	2,510	(2,208)	(352)	288	13,814	(9,032)
INTEREST AND INVESTMENT INCOME	512	—	—	—	—	512
INTEREST EXPENSE	(9,448)	(2)	—	—	—	(9,446)
GAIN ON RETIREMENT OF DEBT	2,125	—	—	—	—	2,125
OTHER INCOME, NET	359	350	—	—	—	9
(Loss) income before benefit from (provision for) income taxes	(3,942)	(1,860)	(352)	288	13,814	(15,832)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	1,121	5,314	245	314	(3,021)	(1,731)
NET (LOSS) INCOME	(2,821)	3,454	(107)	602	10,793	(17,563)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	9	—	9	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(2,830)	3,454	(116)	602	10,793	(17,563)
Adjusted EBITDA(2)	$14,201	$7,118	$(209)	$764	$14,516	$(7,988)

PAGE 12 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS

	Nine Months Ended September 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$251,413	$102,552	$14,672	$25,762	$110,473	$(2,046)
OPERATING EXPENSES:
Programming and technical	91,670	34,006	9,462	9,527	39,185	(510)
Selling, general and administrative	135,029	54,849	7,911	18,230	31,443	22,596
Stock-based compensation	2,679	141	38	75	952	1,473
Depreciation and amortization	19,009	15,185	60	1,152	2,023	589
Impairment of goodwill, intangible assets and long-lived assets	143,039	87,955	14,157	—	40,927	—
Total operating expenses	391,426	192,136	31,628	28,984	114,530	24,148
Operating loss	(140,013)	(89,584)	(16,956)	(3,222)	(4,057)	(26,194)
INTEREST AND INVESTMENT INCOME	22	—	—	—	—	22
INTEREST EXPENSE	(8,473)	(7)	—	—	—	(8,466)
GAIN ON SALE OF BUSINESS	7,890	7,890	—	—	—	—
GAIN ON RETIREMENT OF DEBT	2,080	—	—	—	—	2,080
OTHER (EXPENSE)INCOME, NET	(102)	(46)	—	(67)	—	11
Loss before benefit from (provision for) income taxes	(138,596)	(81,747)	(16,956)	(3,289)	(4,057)	(32,547)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	9,394	14,778	863	609	(90)	(6,766)
NET LOSS	(129,202)	(66,969)	(16,093)	(2,680)	(4,147)	(39,313)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	168	190	(22)	—	—	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(129,370)	(67,159)	(16,071)	(2,680)	(4,147)	(39,313)
Adjusted EBITDA(2)	$28,648	$14,521	$(2,629)	$(1,601)	$40,690	$(22,333)

PAGE 13 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS

	Nine Months Ended September 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$276,543	$104,028	$17,315	$33,162	$124,053	$(2,015)
OPERATING EXPENSES:
Programming and technical	93,950	35,561	9,635	9,692	39,548	(486)
Selling, general and administrative	148,591	56,068	10,289	22,833	33,346	26,055
Stock-based compensation	1,615	382	69	206	496	462
Depreciation and amortization	11,942	8,081	104	1,172	2,079	506
Impairment of goodwill, intangible assets and long-lived assets	136,521	131,630	—	4,891	—	—
Total operating expenses	392,619	231,722	20,097	38,794	75,469	26,537
Operating (loss) income	(116,076)	(127,694)	(2,782)	(5,632)	48,584	(28,552)
INTEREST AND INVESTMENT INCOME	2,094	—	—	—	—	2,094
INTEREST EXPENSE	(30,076)	(6)	(145)	—	—	(29,925)
GAIN ON RETIREMENT OF DEBT	44,009	—	—	—	—	44,009
OTHER INCOME, NET	675	458	—	—	—	217
(Loss) income before benefit from (provision for) income taxes	(99,374)	(127,242)	(2,927)	(5,632)	48,584	(12,157)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	6,845	34,983	243	2,498	(10,595)	(20,284)
NET (LOSS) INCOME	(92,529)	(92,259)	(2,684)	(3,134)	37,989	(32,441)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(55)	—	(55)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(92,474)	(92,259)	(2,629)	(3,134)	37,989	(32,441)
Adjusted EBITDA(2)	$41,018	$16,904	$(2,411)	$676	$51,164	$(25,315)

PAGE 14 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2026 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the third fiscal quarter of 2026. The conference call is scheduled for Tuesday, November 10, 2026 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free (+1) 888-596-4144; international callers may dial direct (+1) 646-968-2525. The Access Code is 9794002.
A replay of the conference call will be available from 2:00 p.m. EST November 10, 2026 until 11:59 p.m. EST November 17, 2026. Callers may access the replay by calling (+1) 800-770-2030; international callers may dial direct (+1) 609-800-9909. The replay Access Code is 9794002.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 30 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of September 30, 2026, the Company owned and/or operated approximately 75 independently formatted, revenue producing broadcast stations (including 58 FM or AM stations, 15 HD stations, and the 2 low power television stations the Company operates), located in 13 of the most populous African American markets in the United States. Through Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multimedia operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net loss before depreciation and amortization, income taxes, interest expense, interest and investment income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of goodwill and intangible assets, and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill and intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of goodwill, intangible assets and long lived assets, stock-based compensation, gain on sale of business, (gain) loss on retirement of debt, corporate costs, non-recurring litigation settlement costs, non-recurring debt refinancing costs, severance-related costs, investment income, loss from ceased non-core business initiatives less (2) other income, net and interest and investment income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill and intangible assets, or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, Digital, and Cable Television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations.” Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.